Exhibit 99.1


                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                              Financial Statements

                           September 30, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)


                                TABLE OF CONTENTS
                                                                     PAGE
Independent Auditors' Report                                            1
Balance Sheets                                                          2
Statements of Operations                                                3
Statements of Shareholders' Equity                                      4
Statements of Cash Flows                                                5
Notes to Financial Statements                                           6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
TradingDynamics, Inc.:

We have audited the accompanying balance sheets of TradingDynamics, Inc. (a company in the development stage) as of September 30, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the years ended September 30, 1999 and 1998 and for the period from August 27, 1997 (inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TradingDynamics, Inc. (a company in the development stage) as of September 30, 1999 and 1998, and the results of its operations and its cash flows for the years ended September 30, 1999 and 1998 and for the period from August 27, 1997 (inception) to September 30, 1999, in conformity with generally accepted accounting principles.

                                  /s/ KPMG LLP

January 24, 2000
San Francisco, California

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                                 Balance Sheets

                           September 30, 1999 and 1998


                                             ASSETS                      1999                        1998
                                                                     ------------                -----------

Current assets:
     Cash and cash equivalents                                      $   1,054,588                    179,228
     Accounts receivable                                                      200                         --
     Prepaid expenses and other                                            48,550                     23,606
                                                                     ------------                -----------
             Total current assets                                       1,103,338                    202,834
Property and equipment, net                                               392,375                     46,027
Other assets                                                               11,360                      8,736
                                                                     ------------                -----------
             Total assets                                           $   1,507,073                    257,597
                                                                     ============                ===========

                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Note payable                                                   $          --                     40,000
     Accounts payable                                                     248,738                     35,087
     Other accrued liabilities                                             67,723                     49,175
                                                                     ------------                -----------
             Total current liabilities                                    316,461                    124,262
Convertible long-term debt                                                     --                    510,000
                                                                     ------------                -----------
             Total liabilities                                            316,461                    634,262
                                                                     ------------                -----------
Commitments
Shareholders' equity (deficit):
     Series A convertible preferred stock, $0.001 par value;
             4,902,000 shares authorized;
             issued and outstanding                                         4,902                         --
     Common stock $0.001 par value; 10,000,000 shares authorized;
             3,765,700 and 2,365,000 shares issued and outstanding          3,766                      2,365
     Additional paid-in capital                                        20,717,587                     (2,489)
     Deferred stock-based compensation                                (13,923,588)                        --
     Notes receivable from shareholders                                   (69,170)                        --
     Deficit accumulated during the development stage                  (5,542,885)                  (376,541)
                                                                     ------------                -----------
             Total shareholders' equity (deficit)                       1,190,612                   (376,665)
                                                                     ------------                -----------
             Total liabilities and shareholders' equity             $   1,507,073                    257,597
                                                                     ============                ===========

See accompanying notes to financial statements.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                            Statements of Operations


                                                                                         AUGUST 27, 1997
                                                                                          (INCEPTION)
                                                        YEAR ENDED       YEAR ENDED         THROUGH
                                                      SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                           1999             1998               1999
                                                     ---------------   --------------    ---------------
Revenues                                            $        505,296               --            505,296
Cost of revenues                                              34,322               --             34,322
                                                     ---------------   --------------    ---------------
                     Gross profit                            470,974               --            470,974
Engineering, research and development                      4,189,893          271,459          4,461,352
Sales and marketing                                          561,334           20,121            581,455
General and administrative                                   972,905           78,324          1,051,229
                                                     ---------------   --------------    ---------------
                     Total operating expenses              5,724,132          369,904          6,094,036
                                                     ---------------   --------------    ---------------
                     Loss from operations                 (5,253,158)        (369,904)        (5,623,062)
Interest income                                               89,384            2,500             91,884
Interest expense                                              (2,570)          (9,137)           (11,707)
                                                     ---------------   --------------    ---------------
                     Net loss                       $     (5,166,344)        (376,541)        (5,542,885)
                                                     ===============   ==============    ===============

See accompanying notes to financial statements.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                       Statements of Shareholders' Equity

                     Years ended September 30, 1999 and 1998


                                                     SERIES A CONVERTIBLE
                                                        PREFERRED STOCK                           COMMON STOCK
                                               ---------------------------------       ---------------------------------
                                                   SHARES             AMOUNT                SHARES            AMOUNT
                                               ---------------   ---------------       ---------------   ---------------
Balance as of September 30, 1997                         --        $        --                   --        $        --
Issuance of common stock, at $0.001
     per share in December 1997 for
     intellectual property                               --                 --            1,666,666              1,667

Issuance of common stock, at $0.001
     per share in May 1998 for cash                      --                 --              333,334                333

Common stock issuance costs                              --                 --                 --                   --

Issuance of common stock upon
     exercise of stock options                           --                 --              360,000                360

Issuance of common stock, at $0.01
     per share in July 1998 for services                 --                 --                5,000                  5

Net loss for the year                                    --                 --                   --                 --
                                               ---------------   ---------------       ---------------   ---------------

Balance as of September 30, 1998                         --                 --            2,365,000              2,365

Issuance of Series A convertible
     preferred stock at an average of
     $0.73 per share in November
     1998 from conversion of debt                   702,000                702                   --                 --

Issuance of Series A convertible
     preferred stock at $1.00 per share
     in November and December 1998
     for cash, net of issuance costs
     of $25,201                                   4,200,000              4,200                   --                 --

Issuance of common stock, at $0.01
     per share in December 1998
     for services                                        --                 --                1,000                  1

Issuance of common stock upon
     exercise of stock options                           --                 --            1,399,700              1,400

Deferred compensation related to
     stock options                                       --                 --                   --                 --

Amortization of stock-based
     compensation                                        --                 --                   --                 --

Net loss for the year                                    --                 --                   --                 --
                                               ---------------   ---------------       ---------------   ---------------

Balance as of September 30, 1999                  4,902,000        $     4,902            3,765,700        $     3,766
                                               ===============   ===============       ===============   ===============


                                                                                                                         TOTAL
                                                                 DEFERRED     NOTES RECEIVABLE  DEFICIT ACCUMULATED  SHAREHOLDER'S
                                             ADDITIONAL        STOCK-BASED          FROM            DURING THE           EQUITY
                                           PAID-IN CAPITAL    COMPENSATION     SHAREHOLDERS     DEVELOPMENT STAGE      (DEFICIT)
                                           ---------------    --------------  ----------------  -------------------  -------------
Balance as of September 30, 1997                       --                --                --                --                --
Issuance of common stock, at $0.001
     per share in December 1997 for
     intellectual property                             --                --                --                --             1,667

Issuance of common stock, at $0.001
     per share in May 1998 for cash                    --                --                --                --               333

Common stock issuance costs                        (2,534)               --                --                --            (2,534)
Issuance of common stock upon
     exercise of stock options                         --                --                --                --               360

Issuance of common stock, at $0.01
     per share in July 1998 for services               45                --                --                --                50

Net loss for the year                                  --                --                --          (376,541)         (376,541)
                                           ---------------    --------------  ----------------  -------------------  -------------
Balance as of September 30, 1998                   (2,489)               --                --          (376,541)         (376,665)

Issuance of Series A convertible
     preferred stock at an average of
     $0.73 per share in November
     1998 from conversion of debt                 509,298                --                --                --           510,000

Issuance of Series A convertible
      preferred stock at $1.00 per share
     in November and December 1998
     for cash, net of issuance costs
     of $25,201                                 4,170,599                --                --                --         4,174,799

Issuance of common stock, at $0.01
     per share in December 1998
     for services                                       9                --                --                --                10

Issuance of common stock upon
     exercise of stock options                     92,520                --           (69,170)               --            24,750

Deferred compensation related to
     stock options                             15,947,650       (15,947,650)               --                --                --

Amortization of stock-based
     compensation                                      --         2,024,062                --                --         2,024,062

Net loss for the year                                  --                --                --        (5,166,344)       (5,166,344)
                                           ---------------    --------------  ----------------  -------------------  -------------
Balance as of September 30, 1999               20,717,587       (13,923,588)          (69,170)       (5,542,885)        1,190,612
                                           ===============    ==============  ================  ===================  =============

See accompanying notes to financial statements.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                            Statements of Cash Flows


                                                                                                             AUGUST 27, 1997
                                                                                                                (INCEPTION)
                                                                         YEAR ENDED         YEAR ENDED            THROUGH
                                                                        SEPTEMBER 30,     SEPTEMBER 30,        SEPTEMBER 30,
                                                                            1999               1998                 1999
                                                                      ----------------    ---------------    ----------------
Cash flows from operating activities:
     Net loss                                                         $    (5,166,344)          (376,541)          (5,542,885)
     Adjustments to reconcile net loss to net cash used by
         operating activities:
             Depreciation and amortization                                     49,575              3,498               53,073
             Loss on fixed assets disposal                                      4,370                 --                4,370
             Stock issued for intellectual property and services                   10               (484)                (474)
             Deferred compensation adjustment                               2,024,062                 --            2,024,062
             Changes in operating assets and liabilities:
                 Accounts receivable                                             (200)                --                 (200)
                 Prepaid expenses and other                                   (24,944)           (23,606)             (48,550)
                 Other assets                                                  (2,624)            (8,736)             (11,360)
                 Accounts payable                                             213,651             35,087              248,738
                 Other accrued liabilities                                     18,548             49,175               67,723
                                                                       --------------     --------------       --------------
                     Net cash used in operations                           (2,883,896)          (321,607)          (3,205,503)
                                                                       --------------     --------------       --------------
Cash flows used in investing activities - purchases of property
     and equipment                                                           (400,293)           (49,525)            (449,818)
                                                                       --------------     --------------       --------------
Cash flows from financing activities:
     Proceeds from issuance of debt                                                --            550,000              550,000
     Repayment of debt                                                        (40,000)                --              (40,000)
     Proceeds from sale of common stock, net                                   24,750                360               25,110
     Proceeds from sale of Series A convertible preferred
         stock, net                                                         4,174,799                 --            4,174,799
                                                                       --------------     --------------       --------------
                     Net cash provided by financing activities              4,159,549            550,360            4,709,909
                                                                       --------------     --------------       --------------
                     Net increase in cash and cash equivalents                875,360            179,228            1,054,588
Cash and cash equivalents at beginning of year                                179,228                 --                   --
                                                                       --------------     --------------       --------------
Cash and cash equivalents at end of year                              $     1,054,588            179,228            1,054,588
                                                                       ==============     ==============       ==============
Supplemental disclosures of cash flow information:
     Interest paid during the period                                  $         1,991                966                2,957
                                                                       ==============     ==============       ==============
     Noncash financing activities:
         Notes receivable from shareholders for the purchase
             of common stock                                                   69,170                 --               69,170
         Conversion of debt to Series A convertible preferred
             stock                                                    $       510,000                 --              510,000
                                                                       ==============     ==============       ==============

See accompanying notes to financial statements.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998


(1)    THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

       TradingDynamics, Inc. (the Company) was incorporated in the State of California on August 27, 1997 for the purpose of developing configurable business-to-business trading applications for deploying Internet exchanges and auctions. The Company expects to operate in one business segment. Since inception, the Company has devoted substantially all of its efforts to developing products, raising capital and recruiting personnel. The Company has had no product revenue as of September 30, 1999; its only revenues have been derived from a development contract with a single customer in the United States. Accordingly, under Statement of Financial Accounting Standards (SFAS) No. 7, the Company is classified as a company in the development stage.

       The Company's financial statements are prepared and presented on a basis assuming it will continue as a going concern. As of September 30, 1999, the Company had an accumulated deficit of approximately $5.5 million and incurred a net loss of approximately $5.2 million for the year ended September 30, 1999. Management's planned expenditures for the year ending September 30, 2000 exceed current cash and cash equivalents. The Company will need to obtain additional funds to continue its research and development activities and to fund operating expenses. In January 2000, the Company consummated an agreement with Ariba, Inc. for the sale of all the Company's Common Stock and Series A Convertible Preferred Stock in exchange for shares of Ariba, Inc. Ariba, Inc. is committed to providing the Company with the funding it requires to continue its operations at least through December 31, 2000.

       (a)    ACCOUNTING ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (b)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Carrying value approximates fair value due to short maturities. As of September 30, 1999 and 1998, cash equivalents consist of money market funds.

       (c)    FINANCIAL INSTRUMENTS

              Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments. The Company places its cash with high-credit, quality financial institutions and has an investment policy that limits cash investments to short-term, low-risk investments.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998


       (d)    RISKS AND UNCERTAINTIES

              The Company is subject to a number of risks including the development and marketing of unproven software products, the need to maintain adequate financing, competition from competitors with greater financial resources and dependence on key personnel. The Internet is characterized by rapid technological developments, frequent product introductions, evolving industry standards, changes in customer requirements and short product life cycles. Significant technological changes or the emergence of competitive products with new capabilities could adversely affect the Company's operating results.

       (e)    CAPITALIZED SOFTWARE

              In accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, all costs incurred to establish the technological feasibility of computer software products are expensed as research and development costs. The Company determines technological feasibility based on coding and testing in accordance with detailed program designs. Costs incurred subsequent to the establishment of technological feasibility and prior to the general availability of the product to customers will be capitalized, if significant. To date, no software development costs have been capitalized since the Company is in the development stage and technological feasibility has not been established.

       (f)    MAJOR CUSTOMERS AND REVENUE RECOGNITION

              Substantially all revenues recorded by the Company from inception to date are from a Consulting Services Agreement (the Agreement). Under terms of the Agreement, the Company provided the design, implementation, training and support for a software product. The project was completed during the year ended September 30, 1999.

       (g)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years.

       (h)    STOCK-BASED COMPENSATION

              The Company accounts for stock-based employee compensation in accordance with the provisions of Accounting Principles Board Opinion (APB) No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and complies with the disclosure provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Expense associated with stock-based compensation is being amortized on an accelerated basis over the vesting period of the individual award consistent with the method described in Financial Accounting Standards Board
              (FASB) Interpretation No. 28, ACCOUNTING FOR STOCK APPRECIATION RIGHTS OR OTHER VARIABLE STOCK OPTION OR AWARD PLANS.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998


       (i)    NEW ACCOUNTING PRONOUNCEMENTS

              In June 1998 and June 1999, the FASB issued SFAS Nos. 133 and 137, respectively, both titled ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 137 amended the effective date of SFAS No. 133 to the first quarter of fiscal years beginning June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires that all derivatives be recognized at fair value in the statements of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. Because the Company does not hold any derivative instruments and does not engage in hedging activities, the adoption of SFAS No. 133 is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

              In March 1998, the Accounting Standards Executive Committee (AcSEC) issued SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. SOP 98-1 establishes the accounting for costs of software products developed or purchased for internal use, including when such costs should be capitalized. The adoption of SOP 98-1 is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

              In April 1998, the AcSEC issued SOP 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES. Under SOP 98-5, the cost of start-up activities should be expensed as incurred. SOP 98-5 must be adopted for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP 98-5 is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

(2)    FINANCIAL STATEMENT COMPONENTS

       Property and equipment:


                                                                                   SEPTEMBER 30,
                                                                      --------------------------------------
                                                                            1999                   1998
                                                                      ------------------      --------------

      Computer equipment                                            $       392,088                 38,578
      Furniture and fixtures                                                 43,748                  6,500
      Leasehold improvements                                                  8,392                  4,447
                                                                      ------------------      --------------
                                                                            444,228                 49,525

      Less accumulated depreciation and amortization                        (51,853)                (3,498)
                                                                      ------------------      --------------
                                                                    $       392,375                 46,027
                                                                      ==================      ==============

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998



   Other accrued liabilities:

                                                                                     SEPTEMBER 30,
                                                                          ----------------------------------
                                                                              1999                   1998
                                                                          ------------        --------------

      Marketing expenses                                                  $      --                 15,326
      Consulting expenses and other                                              --                 21,712
      Professional fees                                                      11,800                  3,000
      Accrued compensation                                                   44,216                     --
      Accrued interest                                                       11,707                  9,137
                                                                          ------------        --------------
                                                                          $  67,723                 49,175
                                                                          ============        ==============



(3)    BORROWINGS

       As of September 30, 1998, the Company had a $40,000 bank loan outstanding that was used to provide operating capital. The bank loan was repaid in March 1999.

       During fiscal 1998, the Company issued two notes for cash in the amounts of $300,000 and $210,000. Both notes were convertible into shares of Series A Convertible Preferred Stock or payable in cash no later than January 15, 2000 and August 5, 1999, respectively.

       The $300,000 note bore interest at a rate of 5.51% and the $210,000 note bore interest at a rate of 5.48%.

       In accordance with the conversion formulas included in the notes and in conjunction with the sale of Series A Convertible Preferred Stock in November 1998 (note 4), the $300,000 note was converted into 450,000 shares of Series A Convertible Preferred Stock and the $210,000 note was converted into 252,000 shares of Series A Convertible Preferred Stock.

(4)    CONVERTIBLE PREFERRED STOCK

       As of September 30, 1999, the Company was authorized to issue up to 4,902,000 shares of preferred stock, issuable in series with the rights and preferences of each designated series to be determined by the Company's Board of Directors.

       In November 1998, the Company issued 4,200,000 shares of Series A Convertible Preferred Stock at $1.00 per share. Concurrently, the holders of the Company's convertible notes, which totaled $510,000, exercised their rights to convert the notes into 702,000 shares of Series A Convertible Preferred Stock at an equivalent average price of $0.73 per share in accordance with terms of the note agreements (note 3). Rights, restrictions and preferences of Series A Convertible Preferred Stock are as follows:

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998


       (a)    CONVERSION

              Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder, into one share of Common Stock, subject to adjustment for certain dilutive issuances, splits or combinations. Each share of Series A Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: (1) approval of not less than 66% of the total number of Series A shares then outstanding or (2) the closing of a public offering of Common Stock with gross proceeds of at least $15,000,000.

       (b)    VOTING

              Each holder of Series A Convertible Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock could be converted.

       (c)    DIVIDENDS

              Holders of Series A Convertible Preferred Stock, together with holders of Common Stock, are not entitled to any dividends prior to January 1, 2001.

       (d)    LIQUIDATION

              In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution to the holders of the Common Stock, an amount per share equal to $1.00, plus an amount equal to all declared but unpaid dividends on such shares. Any amounts remaining after such distribution will be distributed ratably among the holders of Common Stock and Series A Convertible Preferred Stock in proportion to the number of shares of Common Stock held by them or issuable upon the conversion of the Series A Convertible Preferred Stock held by them and based on the total number of shares of Common Stock outstanding, or issuable upon conversion of the outstanding Series A Preferred Stock until the holders of the Series A Preferred Stock have received an amount for each share of Series A Preferred Stock held by them which, when added to the amount of $1.00 mentioned above, equals $2.50 per share. Thereafter, all assets and funds of the Company that remain legally available for distribution to shareholders by reason of their ownership of stock of the Company will be distributed ratably among the holders of Common Stock.

(5)    COMMON STOCK AND WARRANTS

       The Company's founders were issued 2,000,000 shares of Common Stock in 1997 and 1998 at $0.001 per share. From inception through September 30, 1999, a total of 1,759,700 shares of Common Stock were issued under the 1998 Stock Option Plan (note 6), of which 1,224,493 and 183,333 shares were nonvested and subject to repurchase rights in favor of the Company as of September 30, 1999 and 1998, respectively. 6,000 additional shares were issued to employees for services in 1999 and 1998.

       In June 1998, in connection with a bank borrowing arrangement, the Company issued warrants to purchase 6,667 shares of Series A Convertible Preferred Stock at a price of $0.60 per share. The warrants are exercisable until June 1, 2003, at which date they expire if not exercised. The fair value of the warrants is not significant.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998

       As of September 30, 1999, the Company has reserved shares of Common Stock for future issuance as follows:


      Conversion of Series A Convertible Preferred Stock         $   4,902,000
      Exercise of stock options                                      2,790,300
      Exercise of warrants                                               6,667
                                                                  --------------
                                                                     7,698,967
                                                                  ==============

(6)    1998 STOCK OPTION PLAN

       The 1998 Stock Option Plan (the Plan) was adopted by the Board of Directors in May 1998 and authorizes the granting of incentive and nonstatutory common stock options to employees, directors and consultants. Incentive stock options granted are at prices not less than the fair value, while nonstatutory options granted are at exercise prices no less than 85% of the fair market value of the Common Stock on the grant date, as determined by the Board of Directors.

       Options generally vest 25% after one year of service and thereafter ratably over 36 months of service and have a life of up to ten years. The Plan allows for the exercise of unvested options. Shares of Common Stock issued to employees upon exercise of unvested options are subject to repurchase rights in favor of the Company at the original exercise price. The Company's ability to repurchase these shares expires at a rate consistent with the vesting schedule of each option.

       The Company initially reserved 2,250,000 shares of Common Stock for issuance upon adoption of the Plan and increased the number of authorized shares for issuance under the Plan in 1999 by 2,300,000 shares.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998


       Option activity under the Plan for the period from inception through September 30, 1999 is as follows:


                                                                                    OPTIONS OUTSTANDING
                                                                ----------------------------------------------------------
                                                  SHARES
                                               AVAILABLE FOR          NUMBER              OPTION          WEIGHTED-AVERAGE
                                                   GRANT            OF SHARES          PRICE RANGE        EXERCISE PRICE
                                               --------------     -------------    -------------------  ------------------
          Balance as of September 30, 1997              --                  --    $               --              --
          Authorized                             2,250,000                  --                    --              --
          Granted                               (1,596,500)          1,596,500         0.001 - 0.067           0.033
          Exercised                                     --            (360,000)        0.001                   0.001
                                               --------------     -------------
          Balance as of September 30, 1998         653,500           1,236,500         0.001 - 0.067           0.042
          Additional shares authorized           2,300,000                  --                    --              --
          Granted                               (1,618,450)          1,618,450         0.100                   0.100
          Exercised                                     --          (1,399,700)        0.010 - 0.100           0.069
          Cancelled                                164,500            (164,500)        0.010 - 0.100           0.096
                                               --------------     -------------

          Balance as of September 30, 1999       1,499,550           1,290,750    $    0.01 - 0.100            0.078
                                               ==============     ==============

       The following table summarizes information about stock options outstanding as of September 30, 1999:


                                                                               OPTIONS EXERCISABLE AS OF
                OUTSTANDING OPTIONS AS OF SEPTEMBER 30, 1999                       SEPTEMBER 30, 1999
       ------------------------------------------------------------------    ---------------------------------
                                                        WEIGHTED-AVERAGE
                                                           REMAINING
               RANGE                                      CONTRACTUAL          NUMBER         WEIGHTED-AVERAGE
        OF EXERCISE PRICES        NUMBER OUTSTANDING         LIFE            OUTSTANDING      EXERCISE PRICE
        ------------------        ------------------    -----------------    -----------    ------------------
       $        0.010                      309,000         8.81 years            88,903    $     0.010
                0.100                      981,750         9.55 years                --             --
                                  ------------------    -------------        ----------     ----------------
                                         1,290,750         9.37 years            88,903          0.010

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998


       ACCOUNTING FOR STOCK-BASED COMPENSATION

       The Company uses the intrinsic value method of accounting for employee stock-based compensation. Accordingly, no compensation cost is recognized for any of its stock options granted to employees when the exercise price is equal to or greater than the fair value of the underlying Common Stock as of the grant date of each stock option. In conjunction with the offer to purchase the Company's Common Stock by Ariba, Inc., the Company recorded deferred stock-based compensation totaling $15,947,650 for stock options granted between March and September 1999 for the difference at the grant date between the exercise price and the fair value of the Common Stock underlying the options. This amount is being amortized in accordance with FASB Interpretation No. 28 over the vesting period of the individual options which is generally four years. Accordingly, compensation expense in the amount of $2,024,062, all of which has been recorded as research and development expense, was recorded for the year ended September 30, 1999.

       In accordance with SFAS No. 123, the Company has elected to continue to apply APB Opinion 25 in accounting for the Plan. Had compensation cost for the Plan been determined based on the fair value of options at their grant dates, as prescribed by SFAS No. 123, the Company's pro forma net loss for the years ended September 30, 1999 and 1998, and the period from inception through September 30, 1999 would not have been significantly different than that reported.

       For the purposes of the above noted SFAS 123 pro forma disclosures, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions used for grants from inception to September 30, 1999 and the years ended September 30, 1999 and 1998: risk-free interest rate of 5.09%; expected dividends of 0%; expected life of 3.5 years; and expected volatility of 0.0%.

(7)    INCOME TAXES

       The Company incurred no income tax expense for the years ended September 30, 1999 and 1998.

       The 1999 income tax expense differed from the amount computed by applying the U.S. federal income tax rate of 34% to pretax income as a result of the following:


                                                                                 SEPTEMBER 30,
                                                                     -----------------------------------
                                                                          1999                 1998
                                                                     ---------------     ---------------
      Computed "expected" tax benefits                              $   (1,756,285)           (127,752)
      Current year net operating losses and temporary
          differences for which no tax benefit is recognized              1,066,313            127,599
      Other                                                                 689,972                153
                                                                     ---------------     ---------------
                                                                    $            --                 --
                                                                     ===============     ===============

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998


       The types of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities as of September 30, 1999 and 1998 are set out below:


                                                                          1999                       1998
                                                                      ----------------       -----------------
      Deferred tax assets:
          Net operating loss carryforwards                           $    1,388,000                144,000
          Research and development credit carryforwards                     169,000                 35,000
          Other                                                               6,000                  1,000
                                                                      ----------------       -----------------
                    Total gross deferred tax assets                       1,563,000                180,000
          Valuation allowance                                            (1,563,000)              (180,000)
                                                                      ----------------       -----------------
                    Net deferred tax assets                          $           --                     --
                                                                      ================       =================


       Based on a number of factors, including the lack of history of profits, the fact that the Company competes in a developing market that is characterized by rapidly changing technology and the lack of carryback capacity to realize these assets, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided. The net valuation allowance increased by $1,383,000 during the year ended September 30, 1999.

       As of September 30, 1999, the Company had approximately $3.5 million of federal and California net operating loss carryforwards available to offset future income which expire in varying amounts through fiscal 2019 and 2006, respectively.

       The Company had approximately $95,000 of federal research and development credit carryforwards available which expire in varying amounts through fiscal 2019. The Company had approximately $73,000 of California research and development credit carryforwards available which can be carried forward indefinitely.

       Under the Tax Reform Act of 1986 and the California Conformity Act of 1987, the amount of and benefit from net operating loss carryforwards and credits may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses and credits that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three-year period. The annual limitation may result in the expiration of net operating losses and credits before utilization.

(8)    COMMITMENTS

       The Company leases its principal facility in Mountain View, California under a noncancelable operating lease which expires in February 2000. Future minimum lease payments under this operating lease as of September 30, 1999 are $39,000 for fiscal 2000. Total rent expense was $13,600 and $28,100 for the year ended September 30, 1999 and 1998, respectively.

                              TRADINGDYNAMICS, INC.
                      (A Company in the Development Stage)

                          Notes to Financial Statements

                           September 30, 1999 and 1998


(9)    SUBSEQUENT EVENTS

       On November 15, 1999, the Company signed a definitive agreement to be acquired by Ariba, Inc. The transaction has been structured as a tax-free, stock-for-stock merger, and will be accounted for as a purchase transaction by Ariba, Inc. Under the terms of the agreement, 2,074,151 shares of Common Stock of Ariba, Inc. (subject to adjustment as described below) will be exchanged at the closing date for all of the issued and outstanding Common Stock and Series A Convertible Preferred Stock and Common Stock issuable upon exercise of warrants and Company stock options. The number of shares of Common Stock offered by Ariba, Inc. will be increased if the net assets of the Company, as defined, exceed $2.2 million at the date of closing and will be decreased if net assets, as defined, are less than $2.2 million. All Company stock options outstanding at the closing of the acquisition will be assumed by Ariba, Inc. with the same terms and conditions that currently exist, except that the shares subject to option will be for Ariba, Inc. Common Stock adjusted by an exchange ratio. The transaction was consummated January 20, 2000.

       On November 15, 1999, Ariba, Inc. entered into a loan agreement with the Company to advance the Company up to $2,000,000 at an interest rate of 8%. All amounts advanced to the Company are due March 31, 2000. As of January 2000, the Company has drawn the full $2,000,000.